Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Debra Hart	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, July 20, 2004

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN DIEGO—July 20, 2004—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2005.

Net revenues for the first quarter of fiscal 2005 were $67.4 million compared to $47.4 million reported in the fourth quarter of fiscal 2004 and $20.5 million reported in the first quarter of fiscal 2004.

For the first quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, the net loss was $21.8 million or $(0.07) per share, compared with a net loss of $2.1 million or $(0.01) per share for the fourth quarter of fiscal 2004 and a net loss of $53.4 million or $(0.18) per share for the first quarter of fiscal 2004.

The pro forma net income for the first quarter of fiscal 2005 was $2.1 million or $0.01 per share, compared to the pro forma net income of $237,000 or $0.00 per share in the fourth quarter of fiscal 2004 and the pro forma net loss of $9.0 million or $(0.03) per share in the first quarter of fiscal 2004.

On April 1, 2004, AMCC completed the acquisition of 3ware, Inc. for a purchase price of approximately $145 million in cash. Additionally, on May 5, 2004, AMCC completed the acquisition of certain intellectual property and a portfolio of assets associated with IBM’s 400 series of embedded PowerPC® standard products (the “Embedded Products Business”) for approximately $228 million in cash. The consolidated operating results for the quarter ended June 30, 2004 reflect the operating results of 3ware, Inc. and the Embedded Products Business from the date of the acquisition.

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “I am pleased that we were able to continue improving our pro forma profitability through sound execution of our existing business and the effective integration of our acquisitions. This quarter showcased the success of our acquisition strategy, in that both 3ware and the Embedded Products Business contributed solidly to our top line revenue growth and provide us diversified revenue streams going forward.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: restructuring costs, on-going amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies and payroll tax effects of certain stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income or loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, July 20, 2004, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2005 and to provide guidance for the second quarter of fiscal 2005. You may access the conference call via any of the following:

Teleconference:	913-981-4910
Conference ID:	591812
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops and markets technology products for the communications and storage equipment markets. AMCC’s products are essential for the transport, processing, switching, routing and storage of information worldwide. The Company utilizes a combination of design expertise coupled with system-level knowledge and multiple technologies to offer integrated circuit, or IC, products, as well as printed circuit board assemblies or PCBAs, for these markets. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, integration of acquired businesses, market acceptance of new products, manufacturing capacity and execution and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	June 30, 2004	March 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$475,252	$861,041
Accounts receivable, net	34,775	23,284
Inventories	14,075	8,490
Other current assets	15,100	16,208

Total current assets	539,202	909,023
Property and equipment, net	40,996	37,271
Other assets	1,656	1,616
Purchased intangibles	587,782	240,193

Total assets	$1,169,636	$1,188,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,385	$18,164
Other current liabilities	51,540	49,089
Current portion of long-term debt & capital leases	233	303

Total current liabilities	77,158	67,556
Stockholders’ equity	1,092,478	1,120,547

Total liabilities and stockholders’ equity	$1,169,636	$1,188,103

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2004	Mar 31, 2004	June 30, 2003
Net revenues	$67,402	$47,354	$20,515
Cost of revenues	31,492	20,862	9,783

Gross profit	35,910	26,492	10,732
Operating expenses:
Research and development	30,990	27,314	29,126
Selling, general and administrative	14,378	10,229	10,362
Stock-based compensation:
Research and development	1,032	598	9,125
Selling, general and administrative	1,323	369	3,408
Amortization of purchased intangibles	1,557	408
Acquired in-process research and development	13,400	—
Restructuring charges (benefits)		(973)	23,498

Total operating expenses	62,680	37,945	75,519

Operating loss	(26,770)	(11,453)	(64,787)
Interest and other income, net	5,281	7,540	11,395

Loss before income taxes	(21,489)	(3,913)	(53,392)
Income tax expense (benefit)	335	(1,776)	—

Net loss	$(21,824)	$(2,137)	$(53,392)

Basic and diluted loss per share:

Loss per share	$(0.07)	$(0.01)	$(0.18)

Shares used in calculating diluted loss per share	311,519	310,083	303,801

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2004	Mar 31, 2004	June 30, 2003
Net revenues	$67,402	$47,354	$20,515
Cost of revenues	24,635	16,809	7,993

Gross profit	42,767	30,545	12,522
Operating expenses:
Research and development	30,990	27,286	29,124
Selling, general and administrative	14,376	10,204	10,360

Total operating expenses	45,366	37,490	39,484

Operating loss	(2,599)	(6,945)	(26,962)
Interest and other income, net	5,281	7,354	11,395

Income (loss) before income taxes	2,682	409	(15,567)
Income tax expense (benefit)	590	172	(6,538)

Net income (loss)	$2,092	$237	$(9,029)

Diluted income (loss) per share:
Income (loss) per share	$0.01	$0.00	$(0.03)

Shares used in calculating diluted income (loss) per share	318,327	316,839	303,801

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME/LOSS

(unaudited)

(in thousands)

	Three months ended
	June 30, 2004	Mar 31, 2004	June 30, 2003
GAAP net loss	$(21,824)	$(2,137)	$(53,392)
Adjustments:
Stock-based compensation related to acquired companies	2,510	989	12,751
Amortization of purchased intangibles	8,259	4,439	1,571
Restructuring costs / (benefits)	—	(973)	23,498
Realized gains on strategic equity investments	—	(186)	—
Acquired in-process research and development	13,400	—	—
Payroll taxes on certain stock option exercises	2	53	5
Income tax adjustments	(255)	(1,948)	6,538

Total GAAP to pro forma adjustments	23,916	2,374	44,363

Pro forma net income (loss)	$2,092	$237	$(9,029)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended
	June 30, 2004	Mar 31, 2004	June 30, 2003
GROSS PROFIT:
GAAP gross profit	$35,910	$26,492	$10,732
Amortization of purchased intangibles	6,702	4,031	1,571
Stock-based compensation related to acquired companies	155	22	218
Payroll taxes on certain stock option exercises	—	—	1

Pro forma gross profit	$42,767	$30,545	$12,522

OPERATING EXPENSES:
GAAP operating expenses	$62,680	$37,945	$75,519
Amortization of purchased intangibles	1,557	408	—
Acquired in-process research and development	13,400	—	—
Stock-based compensation related to acquired companies	2,355	967	12,533
Restructuring costs (benefits)	—	(973)	23,498
Payroll taxes on certain stock option exercises	2	53	4

Pro forma operating expenses	$45,366	$37,490	$39,484

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$5,281	$7,540	$11,395
Realized gains on strategic equity investments	—	(186)	—

Pro forma other income (expense), net	$5,281	$7,354	$11,395